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                                                                  EXHIBIT 10.18



                               BIRCH TELECOM, INC.

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

         THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of this 2nd day of July, 1999, by and among BIRCH TELECOM, INC., a Delaware corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of an aggregate of Two Million Five Hundred Thousand (2,500,000) shares of its Series D Preferred Stock (the "Shares");

         WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE.

            1.1 AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchasers of the Shares and (ii) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit B (the "Restated Certificate").

            1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on Exhibit A, at a purchase price of four dollars and fifty cents $4.50 per share.



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         2. CLOSING, DELIVERY AND PAYMENT.

            2.1 CLOSING. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at 5:00 p.m. on the date hereof, at the offices of the Company, 2020 Baltimore Avenue, Kansas City, Missouri, or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date").

            2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

            2.3 SUBSEQUENT SALES OF SHARES. At any time on or before the 30th day following the Closing, the Company may sell up to the balance of the authorized shares of Series D Preferred Stock not sold at the Closing to such persons as may be approved by the Board of Directors of the Company. All such sales shall be made on the terms and conditions set forth in this Agreement, including, without limitation, the representations and warranties by such Purchasers as set forth in Section 4. Any Shares of Series D Preferred Stock sold pursuant to this Section 2.3 shall be deemed to be "Shares" for all purposes under this Agreement and any purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchasers at the Closing, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as follows:

            3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its Subsidiaries (as hereinafter defined) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (as set forth on Schedule 3.1) and has all requisite power and authority to own and operate its respective properties and assets and to carry on its respective business as currently conducted and as currently proposed to be conducted. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Amended and Restated Purchasers Rights Agreement in substantially the form of Exhibit C attached hereto (the "Purchasers Rights Agreement," and together with this Agreement, the "Related Agreements"), to issue and sell the Shares and to carry out the provisions of this Agreement and the Related Agreements. Each of the Company and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation or other entity in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.



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            3.2 SUBSIDIARIES. The Company does not own voting securities or other similar interests of any corporation or other entity that is sufficient to enable the Company to elect a majority of the members of such corporation's or other entity's board of directors or other governing body, except for those corporations or other entities set forth on Schedule 3.2 (each a "Subsidiary" and collectively, the "Subsidiaries"). All the outstanding shares of stock of the Subsidiaries have been validly issued and are fully paid and non-assessable and all such outstanding shares are owned directly by the Company free of any lien or claim. Neither the Company nor any of its Subsidiaries is a participant in any joint venture, partnership or similar arrangement.

            3.3 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of 76,000,000 shares, of which 50,000,000 shares of Common Stock, par value $.001 per share, 5,043,706 shares of which are issued and outstanding and 791,748 shares of which are reserved for future issuance to employees pursuant to the Stock Option Plan (as hereinafter defined) and 26,000,000 shares of Preferred Stock, par value $.001 per share; 8,750,000 of which are designated Series B Preferred Stock, 8,572,039 of which are issued and outstanding; 8,500,000 shares of which are designated Series C Preferred Stock, 8,492,749 of which are issued and outstanding; and 2,500,000 shares of which are designated Series D Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's capital stock (a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Preferred Stock are as stated in the Restated Certificate. Other than the 791,748 shares reserved for issuance under the Stock Option Plan and outstanding warrants to purchase 1,409,734 shares of Common Stock (the "Existing Warrants"), and except as may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Shares will be validly issued, fully paid and nonassessable; provided, however, that such shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or in the Purchasers Rights Agreement or as otherwise required by such laws at the time a transfer is proposed.

            3.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder as of the Closing and the authorization, sale, issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (b) general principles of equity that restrict the availability of equitable remedies; and
(c) to the extent that the enforceability of the indemnification provisions in
Section 2.5 of the Purchasers Rights Agreement may be limited by applicable laws. Other than pursuant to the Related Agreements, the sale of the Shares is not and will not be subject to



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any preemptive rights or rights of first refusal that have not been properly waived or complied with.

             3.5 FINANCIAL STATEMENTS. The Company has delivered to each Purchaser an unaudited balance sheet of the Company and its subsidiaries as at March 31, 1999 (the "Statement Date") and unaudited statement of income and cash flows of the Company and its subsidiaries for the three months ending on the Statement Date (the "Financial Statements"). The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company and its Subsidiaries as of the Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

            3.6 LIABILITIES. Neither the Company nor any Subsidiary has material liabilities and neither the Company nor any Subsidiary knows of any material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which would not have, either individually or in the aggregate, a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

            3.7 AGREEMENTS; ACTION.

                (A) Except (i) as set forth on Schedule 3.7(a), (ii) as described in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 or any subsequent Quarterly Report on Form 10-Q (collectively the "Forms 10"), and (iii) for agreements between the Company or any Subsidiary and its employees with respect to the sale of Common Stock, there are no agreements, understandings or proposed transactions between the Company or any Subsidiary and any of its officers, directors, affiliates or any affiliate thereof, required to be described in or filed with an Annual Report on Form 10-K.

                (B) Except (i) as set forth on Schedule 3.7(b), or (ii) as described in the Forms 10 or as filed as exhibits thereto, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees required to be described in or filed with an Annual Report on Form 10-K.

                (C) Neither the Company nor any Subsidiary has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed in excess of $1,000,000 in any single instance, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                (D) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions



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involving the same person or entity (including persons or entities the Company or any Subsidiary has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

            3.8 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company or any Subsidiary to their respective officers, directors, shareholders, or employees other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or Subsidiary and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company or Subsidiary). Except as may be disclosed in the Financial Statements, neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

            3.9 CHANGES. Since the Statement Date, there has not been:

                (A) Any change in the assets, liabilities, financial condition or operations of the Company and its Subsidiaries from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole;

                (B) Any resignation or termination of any key officers of the Company and its Subsidiaries; and the Company does not know of the impending resignation or termination of employment of any such officer;

                (C) Any material change, except in the ordinary course of business, in the contingent obligations of the Company and its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

                (D) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company and its Subsidiaries;

                (E) Any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

                (F) Any direct or indirect loans made by the Company or any Subsidiary to any shareholder, employee, officer or director of the Company or any Subsidiary, other than advances made in the ordinary course of business;

                (G) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

                (H) Any declaration or payment of any dividend or other distribution of the assets of the Company or any Subsidiary;

                (I) Any labor organization activity;



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                (J) Any debt, obligation or liability incurred, assumed or guaranteed by the Company or any Subsidiary, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                (K) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                (L) Any change in any material agreement to which the Company or any Subsidiary is a party or by which it is bound which materially and adversely affects the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole; or

                (M) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

            3.10 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company and each of its Subsidiaries has good and marketable title to its respective properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its respective leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge. The Company and each of its Subsidiaries is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

            3.11 PATENTS AND TRADEMARKS. The Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its respective business as now conducted and as currently proposed to be conducted, without any known infringement of the rights of others. Neither the Company nor any of its Subsidiaries has received any communications alleging that it has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any of its Subsidiaries or that would conflict with the Company's or any of its Subsidiaries' business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's or any of its Subsidiaries' business by the employees of the Company or its Subsidiaries, nor the conduct of the Company's or any of its Subsidiaries' business as currently proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. Neither the Company or any of its Subsidiaries believes it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been assigned to the Company or any of its Subsidiaries.



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            3.12 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor any
of its Subsidiaries is in violation or default of any term of its Restated Certificate or Bylaws or other organizational documents, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company or any Subsidiary which would materially and adversely affect the business, assets, liabilities, financial condition, or operations of the Company or any Subsidiary. The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company and its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

            3.13 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company or any Subsidiary that questions the validity of this Agreement, or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or operations of the Company and its Subsidiaries, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's or any Subsidiary's employees, their use in connection with the Company's or any Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any Subsidiary currently pending or which the Company or any Subsidiary intends to initiate.

            3.14 TAX RETURNS AND PAYMENTS. The Company and each of its Subsidiaries have filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company and each of its Subsidiaries on or before the Closing have been paid or will be paid prior to the time they become delinquent. Neither the Company nor any Subsidiary has knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

            3.15 EMPLOYEES. Neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the knowledge of the Company or any of its Subsidiaries, threatened with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is aware that any officer or key employee, or that any group of key employees,



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intends to terminate their employment with the Company or any of its
Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of key employees.

            3.16 REGISTRATION RIGHTS. Except as required pursuant to the Purchasers Rights Agreement, neither the Company nor any of its Subsidiaries is currently under any obligation, and has not granted any rights, to register (as defined in the Purchasers Rights Agreement) any of the Company's or any Subsidiary's currently outstanding securities or any of its securities that may hereafter be issued.

            3.17 COMPLIANCE WITH LAWS; PERMITS. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company or any of its Subsidiaries. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company and each of its Subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

            3.18 ENVIRONMENTAL AND SAFETY LAWS. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

            3.19 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

            3.20 SMALL BUSINESS CONCERN. The Company together with its "affiliates" (as that term is defined in Section 121.103 of Title 13 of the Code of Federal Regulations (the "Federal Regulations")), is a "small business concern" or a "smaller business" within the meaning of the Small Business Investment Act of 1958, as amended (the "Small Business Act"), and the regulations thereunder, including Section 121.301 of Title 13 of the Federal Regulations


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(a "Small Business Concern") or including Section 107.710 of Title 13 of the
Federal Regulations (a "Smaller Business"). The information delivered to each Purchaser that is a licensed Small Business Investment Company (an "SBIC Purchaser") on SBA Forms 480, 652 and 1031 delivered in connection herewith is true and correct. The Company is not ineligible for financing by any SBIC Purchaser pursuant to Section 107.720 of Title 13 of the Federal Regulations. The Company acknowledges that each SBIC Purchaser is a Federal licensee under the Small Business Investment Act of 1958, as amended.

            3.21 EMPLOYEE BENEFIT PLANS. Neither the Company nor any of its Subsidiaries has any employee benefit plan as defined in the Employment Retirement Income Security Act of 1974, as amended ("ERISA"). The Company and each of its Subsidiaries is in compliance in all material respects with ERISA, and has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), with respect to each of its federally insured pension plans and is in compliance in all material respects with the currently applicable provisions of ERISA and the Code. No "Reportable Event" (as defined in ERISA) which could result in a material accumulated deficiency under ERISA or material liability to the Pension Benefit Guaranty Corporation ("PBGC") has occurred or is continuing, and there exists no condition or set of circumstances which could result in a "Reportable Event." The value of all accrued benefits is fully funded by the assets of such plans. All contributions have been made or accrued for each of the plans, including contributions that are payable for the preceding and current plan year. Neither the Company nor any of its Subsidiaries participates in any "multi-employer plan" as defined in ERISA. Neither the Company nor any of its Subsidiaries has any liability under ERISA on account of the prior termination of any employee welfare or benefit plan.

            3.22 INSURANCE. Each property of the Company and its Subsidiaries is insured for the benefit of the Company or respective Subsidiary in amounts reasonably deemed adequate by the Company's or Subsidiary's management against risks usually insured against by persons operating businesses similar to those of the Company or Subsidiary in the localities where such properties are located.

            3.23 BOOKS AND RECORDS. The books of account, stock records, minute books and other records of the Company and each of its Subsidiaries are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

            3.24 NO BROKER. Neither the Company nor any of its Subsidiaries has employed any broker or finder, or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.

            3.25 DISCLOSURE. No representation or warranty contained in this Agreement or any statement or information contained in any schedule, exhibit, certificate, written statement, document or instrument, or other information attached to, delivered or required to be delivered pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading or



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necessary in order to fully and fairly provide the information required to be provided in any such document.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         Each Purchaser hereby represents and warrants to the Company only as to itself as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

             4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and
(c) to the extent that the enforceability of the indemnification provisions of
Section 2.5 of the Purchasers Rights Agreement may be limited by applicable laws.

            4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

                (A) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                (B) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                (C) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement,



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and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                (D) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                (E) COMPANY INFORMATION. Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                (F) RULE 144. Purchaser acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                (G) RESIDENCE. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the Schedule of Purchasers attached hereto as Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on the Schedule of Purchasers attached hereto as Exhibit A.

            4.3 TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Shares and Conversion Shares are subject to restrictions on transfer as set forth in the Purchasers Rights Agreement.

         5. COVENANTS OF THE COMPANY.

            5.1 BASIC FINANCIAL INFORMATION. The Company will furnish the following reports to each Purchaser (except for the reports described in subsections (c) and (d), which only will be provided to Significant Purchasers (as defined below)):

                (A) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company, and a Company-prepared comparison to the Company's operating plan for such year.

                (B) As soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principles.

                (C) As soon as practical after the end of each month and in any event within twenty (20) days thereafter (within thirty (30) days thereafter for the first three months following the First Closing), the Company will deliver to each Significant Purchaser (as defined below) a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month and consolidated statements of income and cash flows of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied and certified by the principal financial or accounting officer of the Company, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors.

                (D) The Company will deliver to each Significant Purchaser (as defined below) an annual financial plan for the Company for the next fiscal year, no later than forty-five (45) days before the start of the Company's next fiscal year, in such manner and form as approved by the Board of Directors of the Company, which financial plan shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year. Any material changes in such business plan shall be delivered to each requesting Purchaser as promptly as practicable after such changes have been approved by the Board of Directors of the Company.

                (E) From the date the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (which shall include any successor federal statute), and in lieu of the financial information required pursuant to this Section 5.1, the Company may deliver copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively.

         5.2 ADDITIONAL INFORMATION AND RIGHTS.

             (A) The Company shall permit a Purchaser who holds at least 200,000 Shares (as adjusted for any stock combinations, splits and the like with respect to such shares) (each a "Significant Purchaser") to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, at such reasonable times and as often as such Significant Purchaser may reasonably request.

             (B) As soon as practicable after the end of each fiscal year and in any event within ninety (90) days thereafter, the Company shall provide a report to each Purchaser reporting on compliance with the terms and conditions of this Agreement.

             (C) Anything in Section 5 to the contrary notwithstanding, no Purchaser or Significant Purchaser by reason of this Agreement shall have access to any trade secrets or classified information of the Company. Each Significant Purchaser hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to Sections 5.1 and 5.2. The Company shall not be required to comply with Section 5.2(a) in respect of any Purchaser whom the Company reasonably determines to be a competitor or an officer, employee, director or greater than ten percent (10%) stockholder of a competitor.

         5.3 KEY PERSON LIFE INSURANCE. The Company shall maintain term life insurance on the life of David E. Scott in the amount of $5,000,000 from financially sound and reputable insurers.

         5.4 INDEPENDENT ACCOUNTANTS. The Company shall retain independent public accountants of recognized national standing who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company, are terminated, the Company will promptly thereafter notify the Purchasers and will request the firm of independent public accountants whose services are terminated to deliver to the Purchasers a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants of recognized national standing. In its notice to the Purchasers the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.

         5.5 TRANSACTIONS WITH AFFILIATES. The Company shall not, without the approval of the disinterested members of the Company's Board of Directors, engage in any loans, leases, contracts or other transactions with any director, officer or key employee of the Company, or any member of any such person's immediate family, including the parents, spouse, children and other relatives of any such person, on terms less favorable than the Company would obtain in a transaction with an unrelated party, as determined in good faith by the Board of Directors.

            5.6 USE OF PROCEEDS.

                (A) The Company shall use the proceeds from the sale of the Shares for the purchase of certain capital equipment and for working capital and general corporate purposes.

                (B) Notwithstanding anything herein to the contrary, no portion of the proceeds from the sale of Shares acquired by the Purchasers who are licensed under the Small Business Investment Act of 1958, as amended (together with the rules and regulations thereunder) will be used (i) for relending or reinvesting, if the Company's primary purpose involves, directly or indirectly, providing funds to others, (ii) for the purchase of debt obligations, factoring, or the long-term leasing of equipment with no provision for maintenance or repair, (iii) to, directly or indirectly, provide capital or financing to a company, (iv) to acquire, or to pay obligations relating to the prior acquisition of, land or improved real estate to be held, without prompt and substantial improvement, for resale or leasing to others, (v) outside the United States (except that all or any portion of such proceeds may be used by the Company in the domestic production of products for distribution abroad or to acquire abroad materials used in such production, provided the major portion of the assets and activities of the Company after such proceeds are so employed remains within the territorial jurisdiction of the United States), (vi) for any purpose contrary to the public interest (including but not limited to activities which are in violation of law or inconsistent with free competitive enterprise),
(vii) to purchase goods or services from a supplier that is an "associate" (as defined in Section 107.50 of Title 13 of the Federal Regulations) of Purchaser if 50% or more of such proceeds will be used to purchase goods or services from any such supplier (provided, however, that (A) in no event may such proceeds be used to purchase capital goods from an associate supplier, and (B) such goods and services shall be at a price no greater than that charged other customers of the associate supplier), or (viii) to acquire "farm land" (as that term is defined in Section 107.720 of Title 13 of the Federal Regulations).

                The Company shall give the Significant Purchasers access to its records to confirm that the Company has used the proceeds from the sale of the Shares solely for the foregoing purposes. Without limiting the generality of the foregoing, the Company shall permit the Significant Purchasers to conduct a post-closing review within 90 days after the date hereof to assure that the proceeds from the sale of the Shares were used for the foregoing purposes.

            5.7 TERMINATION OF COVENANTS. The covenants set forth in this
Section 5 shall terminate and be of no further force and effect after the closing of a firm commitment underwritten public offering pursuant to an effective registration statement declared effective under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which the gross proceeds to the Company (before underwriting discounts, commissions and fees), are at least $30,000,000 (a "Qualifying Public Offering").

         6. CONDITIONS TO CLOSING.

            6.1 CONDITIONS TO PURCHASERS' OBLIGATIONS. Purchasers' obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

                (A) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                (B) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

                (C) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing Date).

                (D) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

                (E) COMPLIANCE CERTIFICATE; SECRETARY'S CERTIFICATE; GOOD STANDING CERTIFICATE. The Company shall have delivered to the Purchasers a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in Section 6.1(a) have been satisfied. The Company shall have delivered to the Purchasers a certificate executed by the Secretary of the Company, dated the Closing Date, certifying as to (i) the resolutions of the Board of Directors and stockholders of the Company evidencing approval of the transactions contemplated by and from this Agreement and the Related Agreements and the authorization of the named officer or officers to execute and deliver this Agreement and the Related Agreements and
(ii) certain of the officers of the Company, their titles and examples of their signatures. The Company shall have delivered to the Purchasers certificates of the Secretary of State of the State of Delaware, dated a recent date, that the Company is in good standing.

                (F) LEGAL OPINION. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of such Closing Date, in substantially the form attached hereto as Exhibit D.

                (G) SBA MATTERS. The Company shall have executed and delivered to each SBIC Purchaser a Size Status Declaration on SBA Form 480 and an Assurance of Compliance on SBA Form 652, and shall have provided to each such Purchaser information necessary for the preparation of a Portfolio Financing Report on SBA Form 1031.

                (H) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                (I) FILING AND CERTIFICATION OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with and certified by the Secretary of State of the State of Delaware.

                (J) PURCHASERS RIGHTS AGREEMENT. The Purchasers Rights Agreement shall have been executed and delivered by the parties thereto.

            6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

                (A) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by those Purchasers acquiring Shares in Section 4 hereof shall be true and correct in all material respects at the date of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                (B) PERFORMANCE OF OBLIGATIONS. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing Date.

                (C) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing Date).

                (D) FILING AND CERTIFICATION OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with and certified by the Secretary of State of the State of Delaware.

                (E) PURCHASERS RIGHTS AGREEMENT. The Purchasers Rights Agreement shall have been executed and delivered by the Purchasers.

         7. MISCELLANEOUS.

            7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Missouri as such laws are applied to agreements between Missouri residents entered into and performed entirely in Missouri.

            7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

            7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

            7.4 ENTIRE AGREEMENT; SUPERCEDES PRIOR AGREEMENT. This Agreement and the Exhibits hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

            7.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            7.6 AMENDMENT AND WAIVER.

                (A) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least fifty percent (50%) of the Shares, voting together as a single class.

                (B) The obligations of the Company and the rights of the holders of the Shares under this Agreement may be waived only with the written consent of the holders of at least fifty percent (50%) of the Shares, voting together as a single class.

            7.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement or the Related Agreements or any waiver on such party's part of any provisions or conditions of the Agreement or the Related Agreements, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or the Related Agreements, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

            7.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on the Schedule of Purchasers attached hereto as Exhibit A or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

            7.9 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Related Agreements. The Company shall, at the Closing, reimburse the reasonable fees of and expenses of special counsel for the Purchasers, not to exceed $10,000, and shall reimburse such special counsel for reasonable expenses incurred in connection with the negotiation, execution, and delivery of this Agreement and the Related Agreements.

            7.10 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

            7.11 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            7.12 COUNTERPARTS; EXECUTION BY FACSIMILE SIGNATURE. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

            7.13 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.13 being untrue.

            7.14 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares.

            7.15 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES D PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:                                    PURCHASERS:

BIRCH TELECOM, INC.

By: /s/ Gregory C. Lawhon
   -------------------------------
    Senior Vice President